Exhibit 10.10.1
FIRST AMENDMENT
TO THE
OLD LINE BANK
SUPPLEMENTAL LIFE INSURANCE AGREEMENT
DATED JANUARY 3, 2006
FOR
JOSEPH BURNETT
               This First Amendment is adopted this 31st day of December, 2007, by and between Old Line Bank, a state-chartered commercial bank located in Bowie, Maryland (the “Bank”), and Joseph Burnett (the “Executive”).
               The Bank and the Executive executed the Supplemental Life Insurance Agreement on January 3, 2006 (the “Agreement”).
               The undersigned hereby amend the Agreement for the purpose of providing a split dollar life insurance benefit if the Executive’s death occurs prior to the Executive’s Separation from Service. Therefore, the following changes shall be made:
               Section 1.6 of the Agreement shall be deleted in its entirety.
               Section 1.14 of the Agreement shall be deleted in its entirety and replaced by the following:
1.14	“Separation from Service” means the termination of the Executive’s employment with the Bank for reasons other than death. Whether a Separation from Service takes place is determined based on the facts and circumstances surrounding the termination of the Executive’s employment and whether the Bank and the Executive intended for the Executive to provide significant services for the Bank following such termination. A termination of employment will not be considered a Separation from Service if:
(a)	the Executive continues to provide services as an employee of the Bank at an annual rate that is twenty percent (20%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or, if employed less than three years, such lesser period) and the annual remuneration for such services is twenty percent (20%) or more of the average annual remuneration earned during the final three full calendar years of employment (or, if less, such lesser period), or

(b)	the Executive continues to provide services to the Bank in a capacity other than as an employee of the Bank at an annual rate that is fifty percent (50%) or more of the services rendered, on average, during the immediately preceding three full calendar years of employment (or if employed less than three years, such lesser period) and the annual remuneration for such services is fifty percent (50%) or more of the average annual remuneration earned during the final three full calendar years of employment (or if less, such lesser period).
               Section 2.2 of the Agreement shall be deleted in its entirety and replaced by the following:
2.2	Executive’s Interest. The Executive, or the Executive’s assignee, shall have the right to designate the Beneficiary of an amount of death proceeds as specified in Section 2.2.1 or 2.2.2. The Executive shall also have the right to elect and change settlement options with respect to the Executive’s Interest by providing written notice to the Bank and the Insurer.
2.2.1	Death Prior to Separation from Service. If the Executive dies prior to Separation from Service, the Executive’s Beneficiary shall be entitled to a portion of the death proceeds equal to thirty percent (30%) of the Net Death Proceeds.

2.2.2	Death After Separation from Service. If the Executive dies after Separation from Service there shall be no benefit under this Agreement.
               Section 2.3 of the Agreement shall be deleted in its entirety and replaced by the following:
2.3	Forfeiture of Benefit. The Executive will forfeit his or her benefit if: (i) the Executive violates any of the provisions detailed in Article 5; or (ii) the Executive provides written notice to the Bank declining further participation in the Agreement.
               Article 10 of the Agreement shall be deleted in its entirety and replaced by the following:
               Notwithstanding any other provision in this Agreement, the Bank may amend or terminate the Agreement at any time, or may amend or terminate the Executive’s rights under the Agreement at any time prior to the Executive’s Separation from Service, by providing written notice of such to the Executive. Upon termination of the Executive’s rights under this Agreement, the Executive will be eligible for any life insurance benefit offered to the general employees of the Bank
               IN WITNESS OF THE ABOVE, the Bank and the Executive hereby consent to this First Amendment.

Executive:	Old Line Bank

By

Joseph Burnett
Title

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